EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Fiscal 2017 and Announces Quarterly Dividend

MINNEAPOLIS, Nov. 20, 2017 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the fourth quarter and full year of fiscal 2017.

Fourth quarter fiscal 2017 financial and operating highlights include (with growth rates compared to fourth quarter of fiscal 2016):

  Consolidated net sales increased 14.5% to a quarterly record $10,901,000
  ZERUST® product net sales increased 13.4% to $9,108,000
  Natur-Tec® product net sales increased 20.4% to $1,793,000
  Joint venture operating income increased 24.0% to $3,067,000
  Net income attributable to NTIC was $1,385,000, compared to a loss of $(1,443,000)
  Net income per diluted share attributable to NTIC was $0.30, compared a loss of $(0.32) per share

Full year fiscal 2017 financial and operating highlights include (with growth rates on a fiscal year-over-year basis):

  Consolidated net sales increased 20.1% to an annual record $39,569,000
  ZERUST® product net sales increased 18.9% to an annual record $32,789,000
  Natur-Tec® product net sales increased 26.6% to an annual record $6,780,000
  Joint venture operating income increased 14.9% to $11,352,000
  Net income attributable to NTIC was $3,422,000, compared to a loss of $(868,000)
  Net income per diluted share attributable to NTIC was $0.75, compared a loss of $(0.19) per share

“I’m extremely pleased with our strong fourth-quarter and full-year financial results, and expect that fiscal 2018 will enjoy record sales with improved profitability,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.  “Healthy global demand is driving sales of ZERUST® corrosion inhibiting solutions in both North America and China as well as at most of our joint venture countries.  Sales at NTIC China were up 36.2% in the fourth quarter, contributing its first full quarter of profitability, and resulting in a 75.6% sales increase totaling $7,226,000, for the full 2017 fiscal year.  We are optimistic that these sales and profitability trends will continue.  Natur-Tec also contributed to higher sales, with an increase of 20.4% for the fiscal 2017 fourth quarter, and 26.6% for the full year, while finishing the year with two consecutive quarters of operating profits. The significantly higher sales and the profit contributions from both China and Natur-Tec helped increase NTIC’s annual operating profit for fiscal 2017, despite $857,000 of legal expenses incurred during the year.”

NTIC’s consolidated net sales increased 14.5% to $10,901,000 during the three months ended August 31, 2017, compared to $9,518,000 for the three months ended August 31, 2016.  Consolidated net sales across all business segments were up for the fourth quarter driven primarily through increased demand of ZERUST® industrial rust and corrosion inhibiting packaging products in China and significantly higher Natur-Tec® product sales.  For the full year of fiscal 2017, consolidated net sales increased 20.1% to $39,569,000, compared to $32,934,000 for last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three months and fiscal year ended August 31, 2017 and 2016 by segment:

	Three Months Ended
	August 31, 2017	% of Net Sales	August 31, 2016	% of Net Sales	% Change
ZERUST® industrial net sales	$7,568,751	69.4%	$6,766,478	71.1%	11.9%
ZERUST® joint venture net sales	1,106,967	10.2%	751,933	7.9%	47.2%
ZERUST® oil & gas net sales	432,373	4.0%	510,181	5.4%	(15.3)%
Total ZERUST® net sales	$9,108,091	83.6%	$8,028,592	84.4%	13.4%
Total Natur-Tec® sales	1,793,087	16.4%	1,489,027	15.6%	20.4%
Total net sales	$10,901,178	100.0%	$9,517,619	100.0%	14.5%

	Fiscal Year Ended
	August 31, 2017	% of Net Sales	August 31, 2016	% of Net Sales	% Change
ZERUST® industrial net sales	$27,846,643	70.4%	$23,124,461	70.2%	20.4%
ZERUST® joint venture net sales	3,222,478	8.1%	2,713,498	8.2%	18.8%
ZERUST® oil & gas net sales	1,720,162	4.3%	1,739,607	5.3%	(1.1)%
Total ZERUST® net sales	$32,789,283	82.9%	$27,577,566	83.7%	18.9%
Total Natur-Tec® sales	6,779,840	17.1%	5,355,999	16.3%	26.6%
Total net sales	$39,569,123	100.0%	$32,933,565	100.0%	20.1%

NTIC’s joint venture operating income increased 24.0% to $3,067,000 during the three months ended August 31, 2017, compared to joint venture operating income of $2,472,000 during the three months ended August 31, 2016.  The increase was attributable to the corresponding increase in total sales of the joint ventures as fees for services provided to joint ventures are a function of the net sales of NTIC’s joint ventures, which increased 15.3% to $28,163,000 during the three months ended August 31, 2017, compared to $24,423,000 for the three months ended August 31, 2016.  For fiscal 2017, NTIC’s joint venture operating income increased 14.9% to $11,352,000, from $9,882,000 last fiscal year.  Net sales of NTIC’s joint ventures increased 11.7% to $101,261,000 during fiscal 2017, compared to $90,646,000 during fiscal 2016.

Operating expenses, as a percent of net sales, for the fourth quarter of fiscal 2017 were 47.4%, compared to 54.1% for the same period last fiscal year.  This reduction was primarily a result of a 170-basis point improvement in fourth quarter gross margins, operating leverage on increased net sales, reduced research and development and general and administrative expenses, and lower expenses incurred in support of joint ventures, partially offset by increased selling expenses.  For the full fiscal year, operating expenses, as a percent of net sales, were 50.6%, compared to 58.3% for fiscal 2016.

NTIC incurred legal expenses of $849,000 and $568,000 during the fiscal year ended August 31, 2017 and 2016, respectively, related to the litigation against Cortec Corporation. On September 20, 2017, the United States District Court for the Northern District of Ohio dismissed with prejudice all claims asserted by NTIC in litigation against Cortec Corporation.  At this time, NTIC does not anticipate any further legal actions against Cortec Corporation.

The company reported net income attributable to NTIC for the fourth quarter of fiscal 2017 of $1,385,000 or $0.30 per diluted share, compared to a net loss attributable to NTIC of $(1,443,000), or $(0.32) per share for the same period last fiscal year. For fiscal 2017, the company reported net income attributable to NTIC of $3,422,000 or $0.75 per diluted share, compared to a net loss attributable to NTIC of $(868,000), or $(0.19) per share last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $21,173,000 at August 31, 2017, including $6,360,000 in cash and cash equivalents and $3,767,000 in available for sale securities, compared to $16,948,000 at August 31, 2016, including $3,395,000 in cash and cash equivalents and $2,244,000 in available for sale securities.

At August 31, 2017, the company had $20,035,000 of investments in joint ventures, of which over $11,148,000 or 55.6% is cash, with the remaining balance mostly made up of other working capital.

Mr. Lynch added, “Fiscal 2017’s financial results demonstrate that NTIC has turned a corner. Sales of ZERUST® corrosion prevention solutions continued to expand globally, including new geographies of the oil & gas market sector, while NTIC China and Natur-Tec are expected to contribute to our profitability going forward.  NTIC’s strong balance sheet and operating cash flows provide significant flexibility to support our global footprint, and invest in new growth opportunities.  Reflecting NTIC’s improving profitability, strong financial position, and favorable business outlook, NTIC’s board of directors has declared a quarterly cash dividend of $0.10 per share.  We are committed to creating long-term value for our stockholders, and believe we have a sustainable platform to drive sales and earnings growth in fiscal 2018 and beyond.”

In a separate release issued today, the company announced that its Board of Directors initiated a quarterly cash dividend of $0.10 per share payable on December 21, 2017 to shareholders of record on December 8, 2017.

Outlook

For the fiscal year ending August 31, 2018, NTIC expects its net sales to be in the range of $46.0 million and $47.0 million.  The company also anticipates net income attributable to NTIC to be in the range of $5.0 million to $5.3 million, or $1.10 and $1.15 per diluted share.

These estimates are subject to significant risks and uncertainties, including those described below under the heading “Forward-Looking Statements.”

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fourth quarter and full fiscal year of 2017 and its future outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 6399126.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2018, the market potential and growth of its traditional ZERUST®, ZERUST® oil and gas and Natur-Tec® businesses, the market potential and growth of its business in China, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order:  the ability of NTIC to achieve its annual financial guidance and continue to pay dividends; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; risks related to the possible exit of the United Kingdom from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2017 to be filed with the SEC. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2017 AND 2016

	August 31, 2017	August 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,360,201	$3,395,274
Available for sale securities	3,766,984	2,243,864
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $40,000 at both August 31, 2017 and 2016	5,912,631	4,755,320
Trade joint ventures	691,752	791,903
Fees for services provided to joint ventures	1,302,944	1,406,587
Income taxes	137,256	215,905
Inventories	7,456,552	7,711,287
Prepaid expenses	439,298	422,031
Total current assets	26,067,618	20,942,171

PROPERTY AND EQUIPMENT, NET	7,359,662	7,275,872

OTHER ASSETS:
Investments in joint ventures	20,035,074	19,840,774
Deferred income taxes	1,756,565	1,639,762
Patents and trademarks, net	1,322,089	1,278,597
Other	71,685	92,874
Total other assets	23,185,413	22,852,007
Total assets	$56,612,693	$51,070,050

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,676,610	$2,753,903
Accrued liabilities:
Payroll and related benefits	1,540,386	938,363
Other	677,621	301,836
Total current liabilities	4,894,617	3,994,102

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000
shares; issued and outstanding 4,535,018 and 4,533,416, respectively	90,700	90,668
Additional paid-in capital	14,163,509	13,798,567
Retained earnings	37,077,483	33,655,357
Accumulated other comprehensive loss	(2,471,064)	(3,009,617)
Stockholders’ equity	48,860,628	44,534,975
Non-controlling interests	2,857,448	2,540,973
Total equity	51,718,076	47,075,948
Total liabilities and equity	$56,612,693	$51,070,050

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2017 AND 2016

	Three Months Ended		Twelve Months Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
NET SALES:
Net sales, excluding joint ventures	$9,794,211	$8,757,279	$36,346,645	$30,211,660
Net sales, to joint ventures	1,106,967	760,340	3,222,478	2,721,905
Total net sales	10,901,178	9,517,619	39,569,123	32,933,565
Cost of goods sold	7,059,558	6,399,260	26,316,511	22,320,156
Gross profit	3,841,620	3,118,359	13,252,612	10,613,409

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,555,749	1,142,947	5,898,908	4,743,831
Fees for services provided to joint ventures	1,511,020	1,329,326	5,452,687	5,137,710
Total joint venture operations	3,066,769	2,472,273	11,351,595	9,881,541

OPERATING EXPENSES:
Selling expenses	2,566,920	1,747,637	9,283,310	6,255,353
General and administrative expenses	1,810,586	2,293,337	7,807,563	8,232,369
Research and development expenses	794,183	1,375,024	2,912,393	4,724,596
Total operating expenses	5,171,689	5,415,998	20,003,266	19,212,318

OPERATING INCOME	1,736,700	174,634	4,600,941	1,282,632

INTEREST INCOME	24,464	(16,310)	43,539	42,115
INTEREST EXPENSE	(4,880)	17,726	(20,382)	(13,261)
IMPAIRMENT ON INVESTMENT AT CARRYING VALUE	—	(1,883,668)	—	(1,883,668)
OTHER INCOME	—	(7,255)	—	—

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	1,756,284	(1,714,873)	4,624,098	(572,182)

INCOME TAX EXPENSE	219,096	363,761	699,519	626,120

NET INCOME (LOSS)	1,537,188	(2,078,634)	3,924,579	(1,198,302)

NET INCOME (LOSS) ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	152,083	(635,887)	502,453	(330,788)

NET INCOME (LOSS) ATTRIBUTABLE TO NTIC	$1,385,105	$(1,442,747)	$3,442,126	$(867,514)

NET INCOME (LOSS) ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.31	$(0.32)	$0.76	$(0.19)
Diluted	$0.30	$(0.32)	$0.75	$(0.19)

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,527,370	4,537,504	4,528,611	4,537,504
Diluted	4,593,745	4,537,504	4,577,359	4,537,504

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600